UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2005
THE SHERWIN-WILLIAMS COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-04851	34-0526850

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Prospect Avenue, N.W., Cleveland, Ohio 44115
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (216) 566-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 8, 2005, The Sherwin-Williams Company entered into a Second Amendment and Restatement Agreement (the “Second Amendment”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto. The Second Amendment amends and restates the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of July 19, 2004, as amended and restated as of July 20, 2005, among Sherwin-Williams; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wachovia Bank, National Association, as Syndication Agent; and Bank of America, N.A., Citicorp USA, Inc. and National City Bank, as Co-Documentation Agents. The primary purpose of the Second Amendment is to add a $500 million letter of credit subfacility. A copy of the Second Amendment is filed as Exhibit 4 to this Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is filed with this Report.
     Exhibit No. Exhibit Description
4	Second Amendment and Restatement Agreement, dated as of December 8, 2005, in respect of the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of July 19, 2004, as amended and restated as of July 20, 2005, among The Sherwin-Williams Company; JPMorgan Chase Bank, N.A., as Administrative Agent; and the Lenders party thereto (filed herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

December 14, 2005	By:	/s/ L.E. Stellato

L.E. Stellato
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4	Second Amendment and Restatement Agreement, dated as of December 8, 2005, in respect of the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of July 19, 2004, as amended and restated as of July 20, 2005, among The Sherwin-Williams Company; JPMorgan Chase Bank, N.A., as Administrative Agent; and the Lenders party thereto (filed herewith).

3